                                                                      EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                                 1998               1997
                                                             ------------       ------------
NET LOSS PER SHARE
 Loss from Operations applicable to
             Common Stock                                    $(1,915,461)        $(2,578,448)
                                                             ===========         ===========

 Weighted Average Common and
   Equivalent Shares Outstanding                               3,728,594           3,660,609
                                                             -----------         -----------
Net Loss Per Share                                           $     (0.51)        $     (0.70)
                                                             ===========         ===========
NET LOSS PER SHARE - ASSUMING DILUTION
 Loss from Operations applicable to
             Common Stock                                    $(1,915,461)        $(2,578,448)
                                                             ===========         ===========
 Weighted Average Common and
   Equivalent Shares Outstanding                               3,728,594           3,660,609
 Add:   (A)  Assuming Exercise of Stock Options                  119,737              50,495
        (B)  Assuming Exercise of Warrants                        42,745              57,352
                                                             -----------         -----------
 Weighted Average Common Shares
        Outstanding - As Adjusted                              3,891,076           3,768,456
                                                             ===========         ===========
Net Loss Per Share - Assuming Dilution                       $     (0.49)        $     (0.68)
                                                             ===========         ===========

NOTE:

The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

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

                  COMPUTATION OF NET LOSS PER SHARE, CONTINUED


NOTE (CONTINUED):

(A) - For the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                            YEAR ENDED DECEMBER 31,
                                                          1998                    1997
                                                   ------------------    ------------------
Options assumed exercised                                179,550               194,863
Proceeds assumed realized                               $334,353            $1,183,819
Shares assumed reacquired:
- During 1998 ($334,353/$5.59)                            59,813
- During 1997 ($1,183,819/$8.20)                                               144,368
Net additional shares assumed outstanding                119,737                50,495

(B) - For the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                       YEAR ENDED DECEMBER 31,
                                                     1998                   1997
                                                  -----------            -------------
Warrants assumed exercised                          115,661                 97,389
Proceeds assumed realized                          $407,600               $328,300
Shares assumed reacquired:
- During 1998 ($407,600/$5.59)                       72,916
- During 1997 ($328,300/$8.20)                                              40,037
Net additional shares assumed outstanding            42,745                 57,352

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